BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENTS OF OPERATIONS
                              (UNAUDITED)




                                                   Three Months Ended
                                                        March 31,
                                              ----------------------------
                                                 2000              1999
                                              ----------------------------

Net sales                                   $  2,797,292     $  5,128,470
Cost of sales                                    877,965        1,309,227
                                              ----------       ----------
                                               1,919,327        3,819,243
                                              ----------       ----------




Selling, general and
  administrative expenses                      2,900,137        2,538,184
Depreciation and amortization                    244,632          323,006
Interest expense - net                            57,447           74,728
Loss due to impairment of asset                3,897,000             -
                                              ----------       ----------
                                               7,099,216        2,935,918
                                              ----------       ----------

Income (loss) before
  income taxes                                (5,179,889)         883,325

Income tax expense (benefit)                    (500,000)         327,000
                                              ----------       ----------

Net income (loss)                          $  (4,679,889)    $    556,325
                                              ==========       ==========

Net income (loss)
  per common share
    Basic & Diluted                        $       (0.59)    $       0.07
                                              ==========       ==========

Weighted average number
  of common shares
    Basic                                      7,890,000        8,120,000
                                              ==========       ==========
    Diluted                                    7,890,000        8,192,000
                                              ==========       ==========



           See Notes to Condensed Consolidated Financial Statements

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